UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

PULMATRIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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99 Hayden Avenue

Suite 390

Lexington, Massachusetts 02421

(781) 357-2333

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 17, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Pulmatrix, Inc. (the “Company”), dated April 29, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, June 17, 2020. The Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 27, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 17, 2020

To the Stockholders of Pulmatrix, Inc.:

Due to public health and safety concerns related to the novel coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has been changed to a virtual format only. As previously announced, the Annual Meeting will be held at 11:30 a.m. Eastern Time on Wednesday, June 17, 2020. Stockholders will not be able to attend the Annual Meeting in person; however, stockholders of record will be able to listen, vote and ask questions during the meeting through the online platform.

As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on April 20, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. In order to attend the Annual Meeting virtually via the Internet, you must register in advance at www.proxydocs.com/PULM prior to 5:00 p.m. Eastern Time on June 15, 2020. You will be required to enter the control number included on the proxy card, voting instruction form or notice previously delivered to you. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the virtual Annual Meeting and vote online during the meeting. You will be permitted to submit questions at the time of registration.

If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number that is in the Virtual Meeting access email approximately one hour before the start of the meeting.

If you have not already voted your shares in advance, you may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the Annual Meeting. The proxy card included with the materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2019 are available at www.proxydocs.com/PULM.

By Order of the Board of Directors,

/s/ Teofilo Raad

Teofilo Raad

Chief Executive Officer and President